Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.

1.	On November 18, 2014, the Board of Directors authorized the
filing of the Articles Supplementary for the Campbell Core
Trend Fund. Articles Supplementary of Registrant for Class
VVVVV shares of the Campbell Core Trend Fund are incorporated herein by reference to Post-Effective
Amendment No. 171